Remitly Reports Fourth Quarter and Full Year 2024 Results Above Outlook
Fourth quarter active customers up 32% and revenue up 33% year over year
Fourth quarter net loss was $5.7 million and Adjusted EBITDA was $43.7 million

SEATTLE, WA / February 19, 2025 / GlobeNewswire / - Remitly Global, Inc. (NASDAQ: RELY), a trusted provider of digital financial services that transcend borders, reported results for the fourth quarter and full year ended December 31, 2024.
“We delivered an exceptional fourth quarter and full year, exceeding expectations, as our product strength and customer loyalty drove durable growth and improving profitability,” said Matt Oppenheimer, co-founder and Chief Executive Officer, Remitly. “Our product experience continues to resonate with customers as we deliver simplicity, convenience, and trust. As we look ahead to 2025 and beyond, I am excited about the growth opportunities and innovation that will enable us to deliver on our vision.”
Fourth Quarter 2024 Highlights and Key Operating Data
(All comparisons relative to the fourth quarter of 2023)
•Active customers increased to 7.8 million, from 5.9 million, up 32%.
•Send volume increased to $15.4 billion, from $11.1 billion, up 39%.
•Revenue totaled $351.9 million, compared to $264.8 million, up 33%.
•Net loss was $5.7 million, compared to a net loss of $35.0 million.
•Adjusted EBITDA was $43.7 million, compared to $8.2 million, up 434%.
Full Year 2024 Highlights and Key Operating Data:
(All comparisons relative to the full year 2023)
•Send volume increased to $54.6 billion, from $39.5 billion, up 38%.
•Revenue totaled $1,264.0 million, compared to $944.3 million, up 34%.
•Net loss was $37.0 million, compared to a net loss of $117.8 million.
•Adjusted EBITDA was $134.8 million, compared to $44.5 million, up 203%.
2025 Financial Outlook
For fiscal year 2025, Remitly currently expects:
•Total revenue in the range of $1.565 billion to $1.580 billion, representing a growth rate of 24% to 25% year over year.
•GAAP net income to be positive for 2025 and for Adjusted EBITDA to be in the range of $180 million to $200 million.
For the first quarter of 2025, Remitly currently expects:
•Total revenue in the range of $345 million to $348 million, representing a growth rate of 28% to 29% year over year.
•A GAAP net loss position for the first quarter of 2025 and for Adjusted EBITDA to be in the range of $36 million to $40 million.
Reconciliation of GAAP to Non-GAAP Financial Measures
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this earnings release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include, but are not limited to, income taxes and stock-based compensation expense, which are directly impacted by unpredictable fluctuations in the market price of our common stock. The variability of these items could have a significant impact on our future GAAP financial results.

Note: All percentage changes described within this press release are calculated using amounts in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), for which revenue and active customers are presented in thousands and send volume is presented in millions. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body as compared to the amounts included within the Company’s SEC filings.

Webcast Information
Remitly will host a webcast at 5:00 p.m. Eastern time on Wednesday, February 19, 2025 to discuss its fourth quarter and full year 2024 financial results. The live webcast and investor presentation will be accessible on Remitly’s website at https://ir.remitly.com. A webcast replay will be available on our website at https://ir.remitly.com following the live event.
We have used, and intend to continue to use, the Investor Relations section of our website at https://ir.remitly.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures
Some of the financial information and data contained in this earnings release, such as Adjusted EBITDA and non-GAAP operating expenses, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”).
We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. Remitly believes that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing Remitly’s financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Remitly’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Remitly’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
We calculate Adjusted EBITDA as net loss adjusted by (i) interest (income) expense, net, (ii) provision for income taxes, (iii) noncash charges of depreciation and amortization, (iv) gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency, (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, (vi) noncash stock-based compensation expense, net, and (vii) certain acquisition, integration, restructuring, and other costs. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net, (ii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, as well as (iii) certain acquisition, integration, restructuring, and other costs.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future results of operations and financial position, including our fiscal year and first quarter 2025 financial outlook, including forecasted fiscal year and first quarter 2025 revenue, net income (loss), and Adjusted EBITDA, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, our growth, our position and potential opportunities, and our objectives for future operations. The words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to our expectations regarding our revenue, expenses, and other operating results; our ability to acquire new customers and successfully retain existing customers; our ability to develop new products and services in a timely manner; our ability to achieve or sustain our profitability; our ability to maintain and expand our strategic relationships with third parties; our business plan and our ability to effectively manage our growth; anticipated trends, growth rates, and challenges in our business and in the market segments in which we operate; our ability to attract and retain qualified employees; uncertainties regarding the impact of geopolitical and macroeconomic conditions, including currency fluctuations, inflation, regulatory changes (including as may be related to immigration, fiscal policy, foreign trade, or foreign investment), or regional and global conflicts or related government sanctions; our ability to maintain the security and availability of our solutions; our ability to maintain our money transmission licenses and other regulatory clearances; our ability to maintain and expand international operations; and our expectations regarding anticipated technology needs and developments and our ability to address those needs and developments with our solutions. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results is included in our annual report on Form 10-K for the year ended December 31, 2024 to be filed with the SEC, and within our annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC, which are or will be available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Remitly
Remitly is a trusted provider of digital financial services that transcend borders. With a global footprint spanning more than 170 countries, Remitly’s digitally native, cross-border payments app delights customers with a fast, reliable, and transparent money movement experience. Building on its strong foundation, Remitly is expanding its suite of products to further its vision and transform lives around the world.

Contacts

Media:
Kendall Sadler
kendall@remitly.com

Investor Relations:
Stephen Shulstein
stephens@remitly.com

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except share and per share data)	2024	2023	2024	2023
Revenue	$351,895	$264,758	$1,263,963	$944,285
Costs and expenses
Transaction expenses(1)	118,389	89,118	431,604	329,113
Customer support and operations(1)	22,008	19,917	83,918	82,521
Marketing(1)	83,937	75,343	303,799	234,417
Technology and development(1)	70,611	59,240	269,817	219,939
General and administrative(1)	54,875	48,657	195,857	179,372
Depreciation and amortization	5,814	3,484	18,054	13,118
Total costs and expenses	355,634	295,759	1,303,049	1,058,480
Loss from operations	(3,739)	(31,001)	(39,086)	(114,195)
Interest income	1,844	2,247	8,077	7,447
Interest expense	(967)	(786)	(3,241)	(2,352)
Other income (expense), net	(2,273)	(64)	3,999	(2,838)
Loss before provision for income taxes	(5,135)	(29,604)	(30,251)	(111,938)
Provision for income taxes	589	5,417	6,727	5,902
Net loss	$(5,724)	$(35,021)	$(36,978)	$(117,840)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.03)	$(0.19)	$(0.19)	$(0.65)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	199,049,777	186,343,078	194,646,436	180,818,399

(1) Exclusive of depreciation and amortization, shown separately.

REMITLY GLOBAL, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,	December 31,
(in thousands)	2024	2023
Assets
Current assets
Cash and cash equivalents	$368,097	$323,710
Disbursement prefunding	288,934	195,848
Customer funds receivable, net	193,965	379,417
Prepaid expenses and other current assets	46,518	33,143
Total current assets	897,514	932,118
Property and equipment, net	31,566	16,010
Operating lease right-of-use assets	13,002	9,525
Goodwill	54,940	54,940
Intangible assets, net	10,463	16,642
Other noncurrent assets, net	5,386	7,071
Total assets	$1,012,871	$1,036,306
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$16,159	$35,051
Customer liabilities	188,984	177,473
Short-term debt	2,468	2,481
Accrued expenses and other current liabilities	116,652	145,802
Operating lease liabilities	4,745	6,032
Total current liabilities	329,008	366,839
Operating lease liabilities, noncurrent	9,073	4,477
Long-term debt	—	130,000
Other noncurrent liabilities	9,319	5,653
Total liabilities	347,400	506,969
Commitments and contingencies
Stockholders’ equity
Common stock	20	19
Additional paid-in capital	1,195,390	1,020,286
Accumulated other comprehensive (loss) income	(1,658)	335
Accumulated deficit	(528,281)	(491,303)
Total stockholders’ equity	665,471	529,337
Total liabilities and stockholders’ equity	$1,012,871	$1,036,306

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Year Ended December 31,
(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(36,978)	$(117,840)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	18,054	13,118
Stock-based compensation expense, net	152,137	136,967
Donation of common stock	2,587	4,600
Other	454	713
Changes in operating assets and liabilities:
Disbursement prefunding	(93,086)	(31,778)
Customer funds receivable	186,357	(183,422)
Prepaid expenses and other assets	(12,224)	(13,035)
Operating lease right-of-use assets	5,981	5,186
Accounts payable	(20,823)	27,559
Customer liabilities	12,666	61,718
Accrued expenses and other liabilities	(14,499)	47,357
Operating lease liabilities	(6,141)	(4,733)
Net cash provided by (used in) operating activities	194,485	(53,590)
Cash flows from investing activities
Purchases of property and equipment	(5,998)	(2,857)
Capitalized internal-use software costs	(11,704)	(6,247)
Cash paid for acquisition, net of acquired cash, cash equivalents, and restricted cash	—	(40,933)
Net cash used in investing activities	(17,702)	(50,037)
Cash flows from financing activities
Proceeds from exercise of stock options	8,667	14,288
Proceeds from issuance of common stock in connection with ESPP	9,382	6,132
Proceeds from revolving credit facility borrowings	1,453,000	764,000
Repayments of revolving credit facility borrowings	(1,583,000)	(634,000)
Taxes paid related to net share settlement of equity awards	(5,228)	(6,702)
Cash paid for settlement of amounts previously held back for acquisition consideration	(10,261)	—
Repayment of assumed indebtedness	—	(17,068)
Net cash (used in) provided by financing activities	(127,440)	126,650
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(4,555)	1,272
Net increase in cash, cash equivalents, and restricted cash	44,788	24,295
Cash, cash equivalents, and restricted cash at beginning of period	325,029	300,734
Cash, cash equivalents, and restricted cash at end of period	$369,817	$325,029
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$368,097	$323,710
Restricted cash included in prepaid expenses and other current assets	658	774
Restricted cash included in other noncurrent assets, net	1,062	545
Total cash, cash equivalents, and restricted cash	$369,817	$325,029

REMITLY GLOBAL, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation of net loss to Adjusted EBITDA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2024	2023	2024	2023
Net loss	$(5,724)	$(35,021)	$(36,978)	$(117,840)
Add:
Interest income, net	(877)	(1,461)	(4,836)	(5,095)
Provision for income taxes	589	5,417	6,727	5,902
Depreciation and amortization	5,814	3,484	18,054	13,118
Foreign exchange (gain) loss	2,273	(8)	(4,394)	2,603
Donation of common stock	—	—	2,587	4,600
Stock-based compensation expense, net	41,614	35,960	152,137	136,967
Acquisition, integration, restructuring, and other costs(1)	—	(193)	1,468	4,197
Adjusted EBITDA	$43,689	$8,178	$134,765	$44,452

(1) Acquisition, integration, restructuring, and other costs for the twelve months ended December 31, 2024 consisted primarily of $0.8 million in restructuring charges incurred, $0.5 million of non-recurring legal charges, and $0.2 million related to the change in the fair value of the holdback liability associated with the acquisition of Rewire (O.S.G.) Research and Development Ltd. (“Rewire”). Acquisition, integration, restructuring, and other costs for the three months ended December 31, 2023 consisted primarily of $(0.8) million related to the change in the fair value of the holdback liability and $0.6 million of expenses incurred in connection with the acquisition and integration of Rewire. Acquisition, integration, restructuring, and other costs for the twelve months ended December 31, 2023 consisted primarily of $1.7 million of expenses incurred in connection with the acquisition and integration of Rewire, $1.4 million in restructuring charges incurred, and $1.1 million related to the change in the fair value of the holdback liability associated with the acquisition of Rewire.

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2024	2023	2024	2023
Customer support and operations	$22,008	$19,917	$83,918	$82,521
Excluding: Stock-based compensation expense, net	268	394	1,158	1,404
Excluding: Acquisition, integration, restructuring, and other costs	—	—	758	739
Non-GAAP customer support and operations	$21,740	$19,523	$82,002	$80,378

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Marketing	$83,937	$75,343	$303,799	$234,417
Excluding: Stock-based compensation expense, net	4,595	3,930	17,609	16,165
Non-GAAP marketing	$79,342	$71,413	$286,190	$218,252

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Technology and development	$70,611	$59,240	$269,817	$219,939
Excluding: Stock-based compensation expense, net	22,527	19,920	84,381	74,967
Excluding: Acquisition, integration, restructuring, and other costs	—	700	—	1,224
Non-GAAP technology and development	$48,084	$38,620	$185,436	$143,748

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
General and administrative	$54,875	$48,657	$195,857	$179,372
Excluding: Stock-based compensation expense, net	14,224	11,716	48,989	44,431
Excluding: Donation of common stock	—	—	2,587	4,600
Excluding: Acquisition, integration, restructuring, and other costs	—	(893)	710	2,234
Non-GAAP general and administrative	$40,651	$37,834	$143,571	$128,107